September 19, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: VirTra, Inc. (CIK 0001085243)

Commissioners:

We have read the statements made by VirTra, Inc. pursuant to item 4.01 of Form 8-K, which we understand will be filed with the Securities and Exchange Commission as part of the 8-K filed on September 19, 2018. We agree with the statements concerning our Firm in such 8-K. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Sincerely,

/s/ Friedman LLP